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Keeley Small Cap Value Fund
Exhibit 11(b) to Form N-CSR

I, John L. Keeley, Jr., hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 1, 2004

/s/ John L. Keeley, Jr.
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John L. Keeley, Jr.
President


I, Emily Viehweg, hereby certify that to the best of my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 1, 2004

/s/ Emily Viehweg
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Emily Viehweg
Treasurer